Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Storage Computer Corporation (the "Company") of our report dated January 31, 1997 on the consolidated financial statements of the Company and subsidiaries for each of the years in the three-year period ended December 31, 1996 appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.



Richard A. Eisner & Company, LLP

/s/ Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
July 11, 1997